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                                                                     EXHIBIT 4.1








                            MED-EMERG INTERNATIONAL, INC.,

                         NETWORK 1 FINANCIAL SECURITIES, INC.



                                    UNDERWRITERS'
                                  WARRANT AGREEMENT

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       UNDERWRITERS' WARRANT AGREEMENT dated as of _____________, 1997  between
MED-EMERG INTERNATIONAL, INC. (the "Company") and NETWORK 1 FINANCIAL SECURITIES, INC. (the "Representative"), as the representative of the underwriters named in the Underwriting Agreement referred to below (the "Underwriters").

                                PRELIMINARY STATEMENT

         The Underwriters have agreed, pursuant to an underwriting agreement (the "Underwriting Agreement") dated ______________, 1997, between the Underwriters and the Company, to act as the underwriters in connection with the Company's proposed initial public offering of 1,250,000 shares of the Company's common stock, no par value (the "Common Stock"), and 1,250,000 Redeemable Common Stock Purchase Warrants at an initial public offering price of $4.25 per share of Common Stock and $.10 per Redeemable Common Stock Purchase Warrant (the "Initial Public Offering").

         The Company proposes to issue to the Underwriters at the closing of the Initial Public Offering as part of the Underwriters' compensation in connection therewith, warrants to purchase an aggregate of 125,000 shares of Common Stock (the "Stock Warrants") and/or 125,000 Common Stock Purchase Warrants (the "Warrants", and together with the Stock Warrants, the "Underwriters' Warrants").

         NOW, THEREFORE, in consideration of the premises, the payment by the Underwriters to the Company of Ten Dollars ($10.00), the agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. GRANT. The Holders (as defined in Section 3 below) are hereby granted the right to purchase, at any time from __________, 1998 until 5:00 p.m., New York City time, on

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_________, 2002 an aggregate of 125,000 shares of Common Stock and/or 125,000
Warrants, at an initial purchase price of $6.38 per share of Common Stock (subject to adjustment as provided in Section 6 hereof) and $.15 per Warrant (150% of the Initial Public Offering price of the Common Stock and Common Stock Purchase Warrants, respectively), subject to the terms and conditions of this Agreement. Each Warrant shall entitle the holder thereof to purchase one share of Common Stock at any time from _______________, 1998 until 5:00 p.m. New York City time on _________________, 2002 at an exercise price of $6.75 per share, subject to adjustment as provided in Section 6 hereof.

         2. WARRANT CERTIFICATES. The warrant certificates evidencing the Stock Warrants and the Warrants to be delivered pursuant to this Agreement shall be in the forms annexed hereto as Exhibits A and B, respectively (collectively, the "Underwriters' Warrants Certificates") and made a part hereof, with such appropriate insertions, omissions, substitutions and other variations as required or permitted by this Agreement.

         3. EXERCISE OF UNDERWRITERS' WARRANTS. The Underwriters' Warrants are exercisable during the term set forth in Section 1 hereof and the Purchase Price (as hereinafter defined) or exercise price provided therein is payable by certified or cashier's check or money order payable in lawful money of the United States. Upon surrender of an Underwriters' Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Purchase Price or exercise price for the shares of Common Stock or Warrants issuable upon exercise thereof (and such other amounts, if any, arising pursuant to Section 4 hereof) at the Company's principal office (presently located at 2550 Argentia Road, Suite 205, Mississauga, Ontario L5N 5R1 Canada), the registered holder thereof ("Holder" or "Holders") shall be entitled

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to receive a certificate or certificates for the shares of Common Stock or
Common Stock Purchase Warrants so purchased. The purchase rights represented by each Underwriters' Warrant Certificate are exercisable at the option of the Holders thereof, in whole or in part, as to the whole number of shares of Common Stock or Common Stock Purchase Warrants purchasable therewith (but not as to fractions thereof). In the case of the purchase of less than all the shares of Common Stock or Common Stock Purchase Warrants purchasable upon the exercise of the Underwriters' Warrants represented by an Underwriters' Warrant Certificate, the Company shall cancel the Underwriters' Warrant Certificate represented thereby upon the surrender thereof and shall execute and deliver a new Underwriters' Warrant Certificate of like tenor for the number of Underwriters' Warrants which have not been exercised.

         4. ISSUANCE OF CERTIFICATES. Upon the exercise of the Underwriters' Warrants and payment of the purchase price or exercise price provided therein, the issuance of certificates representing the shares of Common Stock or Warrants issuable upon exercise thereof shall be made forthwith (and in any event within five (5) business days thereafter) without further charge to the Holder thereof, and such certificates shall (subject to the provisions of Sections 5 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Underwriters' Warrant Certificates and the certificates representing the shares of Common Stock or

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Warrants (and such other securities, property or rights as may be represented by certificates) issuable upon exercise thereof shall be executed on behalf of the Company by the manual or facsimile signature of the then Chairman or Vice Chairman of the Board of Directors, Chief Executive Officer, President or Vice President of the Company under its corporate seal reproduced thereon, attested to by the manual or facsimile signature of the then Secretary or Assistant Secretary or Treasurer or Assistant Treasurer of the Company. Underwriters' Warrant Certificates shall be dated the date of issuance thereof by the Company upon initial issuance, transfer or exchange, or in lieu of mutilated, lost, stolen or destroyed Underwriters' Warrant Certificates.

         5. RESTRICTION ON TRANSFER OF UNDERWRITERS' WARRANTS. The Holder of an Underwriters' Warrant Certificate (and its Permitted Transferees, as defined below), by its acceptance thereof, covenants and agrees that the Underwriters' Warrants are being acquired as an investment and not with a view to the distribution thereof; that the Underwriters' Warrants may be sold, transferred, assigned, hypothecated or otherwise disposed of, in whole or in part, to any person (a "Permitted Transferee"), provided such transfer, assignment, hypothecation or other disposition is made in accordance with the provisions of the Securities Act of 1933, as amended (the "Act"); and provided, further, that until ____________, 1998 [one year following the effective date of the Initial Public Offering] only officers and partners of the Underwriters or any selling group member in the Initial Public Offering shall be Permitted Transferees.

         6. PURCHASE PRICE; ADJUSTMENTS. The initial purchase price (the "Purchase Price") of the Underwriters' Warrants shall be $6.38 per share of Common Stock (the "Common Stock Purchase Price") and $.15 per Warrant (the "Warrant Purchase Price"). The initial exercise price of the Warrants shall be $6.75 per share of Common Stock (the "Warrant Exercise Price").

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The Common Stock Purchase Price and the Warrant Exercise Price (but not the
Warrant Purchase Price) shall be subject to adjustment in accordance with the provisions of this Section 6.

    (a) COMPUTATION OF ADJUSTED PRICE. Except as hereinafter provided, in case the Company shall, at any time after the date of closing of the sale of the Common Stock and Common Stock Purchase Warrants pursuant to the Initial Public Offering (the "Closing Date"), issue or sell any shares of Common Stock (other than the issuances or sales referred to in Section 6(f) hereof), including shares held in the Company's treasury and shares of Common Stock issued upon the exercise of any options, rights or warrants to subscribe for shares of Common Stock (other than the issuances or sales of Common Stock pursuant to rights to subscribe for such Common Stock distributed pursuant to Section 6(j) hereof) and shares of Common Stock issued upon the direct or indirect conversion or exchange of securities for shares of Common Stock, for a consideration per share less than both the "Market Price" (as defined in Section 6(a)(vi) hereof) per share of Common Stock on the trading day immediately preceding such issuance or sale and the Common Stock Purchase Price (in the case of the Stock Warrants) and the Warrant Exercise Price (in the case of the Warrants) in effect immediately prior to such issuance or sale, or without consideration, then forthwith upon such issuance or sale, the Common Stock Purchase Price and the Warrant Exercise Price shall (until another such issuance or sale) be reduced to the price (calculated to the nearest full cent) determined by multiplying the Common Stock Purchase Price (in the case of the Stock Warrants) and the Warrant Exercise Price

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(in the case of the Warrants) in effect immediately prior to such issuance or sale by a fraction, the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issuance or sale multiplied by the Common Stock Purchase Price (in the case of the Stock Warrants) and the Warrant Exercise Price (in the case of the Warrants) immediately prior to such issuance or sale plus (2) the consideration received by the Company upon such issuance or sale, and the denominator of which shall be the product of (x) the total number of shares of Common Stock outstanding immediately after such issuance or sale, multiplied by (y) the Common Stock Purchase Price (in the case of the Stock Warrants) and the Warrant Exercise Price (in the case of the Warrants), immediately prior to such issuance or sale; provided, however, that in no event shall the Common Stock Purchase Price or the Warrant Exercise Price, be adjusted pursuant to this computation to an amount in excess of the Common Stock Purchase Price or Warrant Exercise Price in effect immediately prior to such computation, except in the case of a combination of outstanding shares of Common Stock, as provided by Section 6(c) hereof. For the purposes of this Section 6, the term "Common Stock Purchase Price" shall mean the exercise price per share of Common Stock issuable upon exercise of the Stock Warrant (initially $6.38 per share) and the term "Warrant Exercise Price" shall mean the exercise price per share of Common Stock issuable upon exercise of the Warrants (initially $6.75 per share), in each case as adjusted from time to time pursuant to the provisions of this Section 6.

         For the purposes of any computation to be made in accordance with this
Section 6(a), the following provisions shall be applicable:

              (i) In case of the issuance or sale of shares of Common Stock for a consideration part or all of which shall be cash, the amount of the cash consideration therefor shall be deemed to be the amount of cash received by the Company for such shares (or, if shares of Common Stock are offered by the Company for subscription, the subscription price, or, if such securities shall be sold to underwriters or dealers for public offering without a subscription offering, the public offering price) before deducting therefrom any compensation paid or discount allowed in

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the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services, or any expenses incurred in connection therewith.

              (ii) In case of the issuance or sale (otherwise than as a dividend or other distribution on any stock of the Company) of shares of Common Stock for a consideration part or all of which shall be other than cash, the amount of the consideration therefor other than cash shall be deemed to be the value of such consideration as determined in good faith by the Board of Directors of the Company.

              (iii) Shares of Common Stock issuable by way of dividend or other distribution on any stock of the Company shall be deemed to have been issued immediately after the opening of business on the day following the record date for the determination of stockholders entitled to receive such dividend or other distribution and shall be deemed to have been issued without consideration.

              (iv) The reclassification of securities of the Company other than shares of Common Stock into securities including shares of Common Stock shall be deemed to involve the issuance of such shares of Common Stock for a consideration other than cash immediately prior to the close of business on the date fixed for the determination of security Holders entitled to receive such shares, and the value of the consideration allocable to such shares of Common Stock shall be determined as provided in subparagraph (ii) of this Section 6(a).

              (v) The number of shares of Common Stock at any one time outstanding shall include the aggregate number of shares issued or issuable upon the exercise of options, rights or warrants and upon the conversion or exchange of convertible or exchangeable securities.

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              (vi)  As used herein, the phrase "Market Price" at any date shall be deemed to be the average of the last reported sale price, or, in case no such reported sale takes place on such day, the average of the last reported sale prices for the last three trading days, in either case as officially reported by the principal securities exchange on which the Common Stock is listed or admitted to trading or as reported in the Nasdaq Stock Market, or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq Stock Market, the closing bid quotation as furnished by the National Association of Securities Dealers, Inc. through Nasdaq or a similar organization if Nasdaq is no longer reporting such information, or if the Common Stock is not quoted on Nasdaq, as determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it for the day immediately preceding such issuance or sale, the day of such issuance or sale and the day immediately after such issuance or sale. If the Common Stock is listed or admitted to trading on a national securities exchange and also quoted on the Nasdaq Stock Market, the Market Price shall be determined as hereinabove provided by reference to the prices reported in the Nasdaq Stock Market; provided that if the Common Stock is listed or admitted to trading on the New York Stock Exchange, the Market Price shall be determined as hereinabove provided by reference to the prices reported by such exchange.

    (b) OPTIONS, RIGHTS, WARRANTS AND CONVERTIBLE AND EXCHANGEABLE SECURITIES. Except in the case of the Company issuing rights to subscribe for shares of Common Stock distributed pursuant to Section 6(j) hereof, if the Company shall at any time after the Closing Date issue options, rights or warrants to subscribe for shares of Common Stock, or issue any securities convertible into or exchangeable for shares of Common Stock, in each case other than the issuances or sales referred

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to in Section 6(f) hereof, (i) for a consideration per share less than the lesser of (a) the Common Stock Purchase Price (in the case of the Stock Warrants) or the Warrant Exercise Price (in the case of the Warrants) in effect immediately prior to the issuance of such options, rights or warrants, or such convertible or exchangeable securities, or (b) the Market Price on the trading day immediately preceding such issuance, or (ii) without consideration, the Common Stock Purchase Price (in the case of the Stock Warrants) and the Warrant Exercise Price (in the case of the Warrants) in effect immediately prior to the issuance of such options, rights or warrants, or such convertible or exchangeable securities, shall be reduced to a price determined by making a computation in accordance with the provisions of Section 6(a) hereof, provided that:

         (i) The aggregate maximum number of shares of Common Stock, as the case may be, issuable under all the outstanding options, rights or warrants shall be deemed to be issued and outstanding at the time all the outstanding options, rights or warrants were issued, and for a consideration equal to the minimum purchase price per share provided for in the options, rights or warrants at the time of issuance, plus the consideration (determined in the same manner as consideration received on the issue or sale of shares in accordance with the terms of Section 6 (a) hereof), if any, received by the Company for the options, rights or warrants, and if no minimum purchase price is provided in the options, rights or warrants, then the minimum purchase price shall be equal to zero; provided, however, that upon the expiration or other termination of the options, rights or warrants, if any thereof shall not have been exercised, the number of shares of Common Stock deemed to be issued and outstanding pursuant to this subsection (b) (and for the purposes of subSection (v) of Section 6(a) hereof) shall be reduced by such number of shares as to which options, warrants and/or rights shall have expired or terminated unexercised, and such number

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of shares shall no longer be deemed to be issued and outstanding, and the Common
Stock Purchase Price (in the case of the Stock Warrants) and the Warrant
Exercise Price (in the case of the Warrants) then in effect shall forthwith be readjusted and thereafter be the price which it would have been had adjustment been made on the basis of the issuance only of shares actually issued or issuable upon the exercise of those options, rights or warrants as to which the exercise rights shall not have expired or terminated unexercised.

         (ii) The aggregate maximum number of shares of Common Stock issuable upon conversion or exchange of any convertible or exchangeable securities shall be deemed to be issued and outstanding at the time of issuance of such securities, and for a consideration equal to the consideration (determined in the same manner as consideration received on the issue or sale of shares of Common Stock in accordance with the terms of Section 6(a) hereof) received by the Company for such securities, plus the minimum consideration, if any, receivable by the Company upon the conversion or exchange thereof; provided, however, that upon the expiration or other termination of the right to convert or exchange such convertible or exchangeable securities (whether by reason of redemption or otherwise), the number of shares deemed to be issued and outstanding pursuant to this subsection(ii) and for the purpose of subsection
(v) of Section 6(a) hereof) shall be reduced by such number of shares as to which the conversion or exchange rights shall have expired or terminated unexercised, and such number of shares shall no longer be deemed to be issued and outstanding, and the Common Stock Purchase Price (in the case of the Stock Warrants) and the Warrant Exercise Price (in the case of the Warrants) then in effect shall forthwith be readjusted and thereafter be the price which it would have been had adjustment been made on the basis of the issuance only of the shares actually issued or issuable upon the conversion or exchange of those

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convertible or exchangeable securities as to which the conversion or exchange rights shall not have expired or terminated unexercised. No adjustment will be made pursuant to this subsection (ii) upon the issuance by the Company of any convertible or exchangeable securities pursuant to the exercise of any option, right or warrant exercisable therefor, to the extent that adjustments in respect of such options, rights or warrants were previously made pursuant to the provisions of subsection (i) of this Section 6(b).

         (iii) If any change shall occur in the price per share provided for in any of the options, rights or warrants referred to in subsection(i) of this
Section 6(b), or in the price per share at which the securities referred to in subsection (ii) of this Section 6(b) are convertible or exchangeable, or if any such options, rights or warrants are exercised at a price greater than the minimum purchase price provided for in such options, rights or warrants, or any such securities are converted or exercised for more than the minimum consideration receivable by the Company upon such conversion or exchange, the options, rights or warrants or conversion or exchange rights, as the case may be, shall be deemed to have expired or terminated on the date when such price change became effective in respect of shares not theretofore issued pursuant to the exercise or conversion or exchange thereof, and the Company shall be deemed to have issued upon such date new options, rights or warrants or convertible or exchangeable securities at the new price with respect of the number of shares issuable upon the exercise of such options, rights or warrants or the conversion or exchange of such convertible or exchangeable securities; provided, however, that no adjustment shall be made pursuant to this subsection (iii) with respect to any change in the price per share provided for in any of the options, rights or warrants referred to in subsection (i) of this Section 6, or in the price per share at which the securities referred to in subsection (ii) of this Section 6(b) are

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convertible or exchangeable, which change results from the application of the anti-dilution provisions thereof in connection with an event for which, subject to subsection (iv) of Section 6(f), an adjustment to the Common Stock Purchase Price (in the case of the Stock Warrants) and the Warrant Exercise Price (in the case of the Warrants), and the number of securities issuable upon exercise of the Stock Warrants and the Warrants will be required to be made pursuant to this
Section 6.

         (c) SUBDIVISION AND COMBINATION. In case the Company shall at any time after the Closing Date subdivide or combine the outstanding shares of Common Stock, the Common Stock Purchase Price (in the case of the Stock Warrants) and the Warrant Exercise Price (in the case of the Warrants), shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

         (d) ADJUSTMENT IN NUMBER OF SHARES.  Upon each adjustment of the
Common Stock Purchase Price or the Warrant Exercise Price, pursuant to the provisions of this Section 6, the number of shares of Common Stock issuable upon the exercise of the Stock Warrants and/or the Warrants shall be adjusted to the nearest full whole number by multiplying a number equal to the Common Stock Purchase Price (in the case of the Stock Warrants) and the Warrant Exercise Price (in the case of the Warrants) in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon exercise of the Stock Warrants or the Warrants, as the case may be, immediately prior to such adjustment and dividing the product so obtained by the adjusted Common Stock Purchase Price (in the case of the Stock Warrants) and the Warrant Exercise Price (in the case of the Warrants).

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         (e) RECLASSIFICATION, CONSOLIDATION, MERGER, ETC.  In case of any reclassification or change of the outstanding shares of Common Stock (other than a change in par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in the case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding shares of Common Stock, except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), or in the case of a sale or conveyance to another corporation of the property of the Company as an entirety, the Holder shall thereafter have the right to purchase the kind and number of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance as if the Holder were the owner of the shares of Common Stock purchasable upon exercise of the Stock Warrants and the Warrants immediately prior to any such events at a price equal to the product of (x) the number of shares issuable upon exercise of the Stock Warrants or the Warrants, as the case may be, and (y) the Common Stock Purchase Price (in the case of the Stock Warrants) and the Warrant Exercise Price (in the case of the Warrants), in effect immediately prior to the record date for such reclassification, change, consolidation, merger, sale or conveyance as if such Holder had exercised the Stock Warrants and the Warrants.

         (f) NO ADJUSTMENT IN CERTAIN CASES. Notwithstanding anything herein to the contrary, no adjustment of the Common Stock Purchase Price or Warrant Exercise Price shall be made:

              (i) Upon the issuance or sale of the Stock Warrants or the Warrants, the shares of Common Stock issuable upon the exercise of the Stock Warrants or the Warrants; or

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              (ii) Upon the issuance or sale of (A) the shares of Common Stock or Common Stock Purchase Warrants issued by the Company in the Public Offering (including pursuant to the Over-allotment Option) or other shares of Common Stock or Warrants issued by the Company upon consummation of the Initial Public Offering, or (B) the shares of Common Stock (or other securities) issuable upon exercise of the Common Stock Purchase Warrants; or

              (iii) Upon (i) the issuance of options pursuant to the Company's stock option plan in effect on the date hereof or the sale by the Company of any shares of Common Stock pursuant to the exercise of any such options, or (ii) the sale by the Company of any shares of Common Stock pursuant to the exercise of any options or Warrents issued and outstanding on the date of closing of the sale of Common Stock and Common Stock Purchase Warrants pursuant to the Initial Public Offering.


         (g) DIVIDENDS AND OTHER DISTRIBUTIONS WITH RESPECT TO OUTSTANDING
SECURITIES.   In the event that the Company shall at any time after the Closing
Date and prior to the exercise and expiration of the Underwriters' Warrant, the Stock Warrants or the Warrants declare a dividend (other than a dividend consisting solely of shares of Common Stock or a cash dividend or distribution payable out of current or retained earnings) or otherwise distribute to the Holders of Common Stock any monies, assets, property, rights, evidences of indebtedness, securities (other than such a cash dividend or distribution or dividend consisting solely of shares of Common Stock), whether issued by the Company or by another person or entity, or any other thing of value, the Holders of the unexercised Stock Warrants or Warrants shall thereafter be entitled, in addition to the shares of Common Stock or other securities receivable upon the exercise thereof, to receive, upon the exercise of such Stock Warrants or Warrants, as the case may be, the same monies, property,

                                          14
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assets, rights, evidences of indebtedness, securities or any other thing of value that they would have been entitled to receive at the time of such dividend or distribution as if the Holders were the owners of the shares of Common Stock issuable upon exercise of the Stock Warrants or the Warrants. At the time of any such dividend or distribution, the Company shall make appropriate reserves to ensure the timely performance of the provisions of this Section 6(g).

         (h) SUBSCRIPTION RIGHTS FOR SHARES OF COMMON STOCK OR OTHER
SECURITIES. In case the Company or an affiliate of the Company shall at any time after the date hereof and prior to the exercise of the Stock Warrants or the Warrants in full issue any rights to subscribe for shares of Common Stock or any other securities of the Company or of such affiliate to all the Holders of Common Stock, the Holders of the unexercised Stock Warrants or Warrants shall be entitled, in addition to the shares of Common Stock or other securities receivable upon the exercise of the Stock Warrants or the Warrants, to receive such rights at the time such rights are distributed to the other stockholders of the Company but only to the extent of the number of shares of Common Stock, if any, for which the Stock Warrants or the Warrants, as the case may be, remain exercisable.

         (i) NOTICE IN EVENT OF DISSOLUTION. In case of the dissolution, liquidation or winding-up of the Company, all rights under the Stock Warrants and the Warrants shall terminate on a date fixed by the Company, such date to be no earlier than ten (10) days prior to the effectiveness of such dissolution, liquidation or winding-up and not later than five (5) days prior to such effectiveness. Notice of such termination of purchase rights shall be given to the registered Holders of the Stock Warrants and the Warrants as the same shall appear on the books and records of the Company, by registered mail at least thirty (30) days prior to such termination date.

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         (j) COMPUTATIONS.  The Company may retain a firm of independent public accountants (who may be any such firm regularly employed by the Company) to make any computation required under this Section 6, and any certificate setting forth such computation signed by such firm shall be conclusive evidence of the correctness of any computation made under this Section 6.

         7.   REGISTRATION RIGHTS.

         (a) DEMAND REGISTRATION. (i) At any time commencing one (1) year and expiring five (5) years after the effective date of the Company's Registration Statement relating to the Initial Public Offering (the "Effective Date"), the Holders of a majority (as hereinafter defined) of the shares of Common Stock purchased and purchasable upon exercise of the Stock Warrants and the Warrants shall have the right, exercisable by written notice to the Company, to have the Company prepare and file with the Securities and Exchange Commission (the "Commission"), solely on one (1) occasion, a registration statement on Form F-1 (or other appropriate form), and such other documents, including a prospectus, as may be necessary in the opinion of both counsel for the Company and counsel for the Holders, in order to comply with the provisions of the Securities Act, so as to permit a public offering and sale for a period of nine (9) months of the shares of Common Stock purchased or purchasable by such Holders and any other Holders of the Stock Warrants and the Warrants upon exercise thereof (such shares of Common Stock being hereinafter referred to as the "Registrable Securities"). The Holders of the Stock Warrants and Warrants may demand registration without exercising the Stock Warrants or Warrants, and are never required to exercise same. The Company covenants and agrees to give written notice of any registration request under this Section 7(a) to all other registered Holders of the Stock Warrants and the Warrants and the Registrable Securities within ten (10) days from the date of the receipt of any such registration

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request and upon the written request of any Holder within fifteen (15) days after receipt of such notice to include in such registration statement the Registrable Securities of such Holder. As used herein, the term "Majority" in reference to the Holders of the Stock Warrants and the Warrants shall mean in excess of fifty percent (50%) of the shares of Common Stock issued or issuable upon exercise of the Stock Warrants and the Warrants that (i) are not held by the Company, an affiliate, officer, creditor, employee or agent thereof or any of their respective affiliates, members of their family, persons acting as nominees or in conjunction therewith, or (ii) have not been resold to the public pursuant to a registration statement filed with the Commission under the Act.

         (b)   PIGGYBACK REGISTRATION.   If, at any time within the period
commencing one (1) year and expiring five (5) years after the Effective Date, the Company should file a registration statement with the Commission under the Securities Act (other than in connection with a merger or other business combination transaction or pursuant to Form S-8) it will give written notice by registered mail, at least thirty (30) calendar days prior to the filing of each such registration statement, to the Representative and to all other Holders of the Stock Warrants, the Warrants and the shares of Common Stock purchased or purchasable upon exercise thereof of its intention to do so. If the Holders of the Registrable Securities notify the Company within twenty (20) calendar days after receipt of any such notice of its or their desire to include any Registrable Securities in such proposed registration statement, the Company shall afford the Holders of the Registrable Securities the opportunity to have such Registrable Securities included in such registration statement, unless the underwriter for each proposed objects to the inclusion of the Registrable Securities in such registration statement. However, in such event, the Company will, within six (6) months of completion of such underwritten offering, file at the expense of the Company, a registration statement so as to permit a public offering and sale of the Registrable Securities so excluded for a period of nine (9) months, which shall be in addition to any registration statement required to be filed pursuant to Section 7(a). Notwithstanding the provisions of this Section 7(b) and the provisions of
Section 7(c), the Company shall have the right at any time after it shall have given written notice pursuant to this Section 7(b) (irrespective of whether a written request for inclusion of any such securities shall have been made) to elect not to file any such proposed registration statement, or to withdraw the same after the filing but prior to the effective date thereof.

         (c) COVENANTS OF THE COMPANY WITH RESPECT TO REGISTRATION. In connection with any registrations under Sections 7(a) and 7(b) hereof, the Company covenants and agrees as follows:


              (1) The Company shall use its best efforts to file a registration statement within forty-five (45) calendar days of receipt of any demand therefor pursuant to section 7(a); provided, however, that the Company shall not be required to produce audited or unaudited financial statements for any period prior to the date such financial statements are required to be filed in a report on Form 20-F. The Company shall use its best efforts to have any registration statement declared effective at the earliest possible time, and shall furnish each Holder desiring to sell Registrable Securities such number of prospectuses as shall reasonably be requested.

              (2) The Company shall pay all costs (excluding fees and expenses of Holders' counsel and any underwriting discounts or selling fees, expenses or commissions), fees and expenses in connection with any registration statement filed pursuant to Sections 7(a) and 7(b) hereof including, without limitation, the Company's legal and accounting fees, printing expenses, blue sky fees and expenses. If the Company shall fail to comply with the provisions of Section 7(c), the Company shall, in addition to any other equitable or other relief available to the Holders, be liable for any or all incidental and special damages and damages due to loss of profit sustained by the Holders requesting registration of their Registrable Securities.

              (3) The Company will take all necessary action which may be required to qualify or register the Registrable Securities included in a registration statement for offering and sale under the securities or blue sky laws of such states as reasonably are requested by the Holders, provided that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

              (4) The Company shall indemnify the Holders of the Registrable Securities to be sold pursuant to any registration statement and each person, if any, who controls such Holders within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, arising from such registration statement, but only to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify the Underwriters contained in Section 8 of the Underwriting Agreement, and the Holders shall indemnify the Company to the same extent and with the same effect as the provisions pursuant to which the Underwriters have agreed to indemnify the Company contained in Section 8 of the Underwriting Agreement.

              (5) The Holders of the Registrable Securities to be sold pursuant to a registration statement, and their successors and assigns, shall indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against all loss, claim, damage or expense or liability to which they may become subject under the Securities Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such Holders, or their successors or assigns, for specific inclusion in such registration statement to the same extent and with the same effect as the provisions contained in Section 8 of the Underwriting Agreement pursuant to which the Underwriters have agreed to indemnify the Company.


              (6) Nothing contained in this Agreement shall be construed as requiring the Holders to exercise their Stock Warrants or the Warrants prior to the initial filing of any registration statement or the effectiveness thereof.

              (7) The Company shall not be entitled to include any securities other than the Registrable Securities in any registration statement filed pursuant to Section 7(a) hereof without the prior written consent of the Holders of a Majority of the Registrable Securities.

              (8) The Company shall furnish to a designated representative of the Holders participating in the offering and to each underwriter, if any, a signed counterpart, addressed to such Holder or underwriter of (i) an opinion of counsel to the Company, dated the effective date of such registration statement (and if such registration relates to an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), and (ii) a "cold comfort" letter dated the effective date of such registration statement (and, if such registration relates to an underwritten public offering, a letter dated the date of the closing under the underwriting agreement) signed by the independent public accountants who have issued a report on the Company's financial statements included in such registration statement (the "Accountants"), in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' "cold comfort" letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in "cold comfort" letters, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in "cold comfort" letters delivered to underwriters in underwritten public offerings of securities.

              (9) The Company shall as soon as practicable after the effective date of the registration statement make "generally available to its security holders" (within the meaning of Rule 158 under the Act) an earnings statement (which need not be audited) complying with Section 11(a) of the Securities Act and covering a period of at least 12 consecutive months beginning after the effective date of the registration statement.

              (10) The Company shall deliver promptly to each Holder participating in the offering requesting the correspondence described below and any managing underwriter copies of all correspondence between the Commission and the Company, its counsel or Accountants with respect to the registration statement and permit each Holder and underwriter to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or rules of the National Association of Securities Dealers, Inc. ("NASD"). Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and representatives of the Accountants, all to such reasonable extent and at such reasonable times and as often as any such Holder shall reasonably request.

              (11) The Company shall enter into an underwriting agreement with the managing underwriter selected for such underwriting by Holders holding a Majority of the Registrable Securities requested to be included in such underwriting; provided, however, that (i) such managing underwriter shall be reasonably acceptable to the Company, except that in connection with an offering for which the Holders have piggyback rights, the Company shall have the sole right to select the managing underwriter, and (ii) the Holders shall be responsible for any selling fees or commissions in connection with such underwriting. Such underwriting agreement shall be satisfactory in form and substance to the Company, a Majority of such Holders and such managing underwriters, and shall contain such representations, warranties and covenants by the Company and such other terms as are customarily contained in agreements of that type used by the managing underwriter. The Holders shall be parties to any underwriting agreement relating to an underwritten sale of their Registrable Securities and may, at their option, require that any or all the representations, warranties and covenants of the Company to or for the benefit of such underwriters shall also be made to and for the benefit of such Holders. Such Holders shall not be required to make any representations or warranties to or agreements with the Company or the underwriters except as they may relate to such Holders and their intended methods of distribution.

         (d) FURTHER REGISTRATIONS. The Company will cooperate with the Holders of the Registrable Securities in preparing and signing any registration statement, in addition to the registration statements discussed above, required in order to sell or transfer the Underwriters' Securities and will supply all information required therefor, but such additional registration statement expenses or offering statement expenses will be prorated between the Company and the

Holders of the Registrable Securities according to the aggregate sales price of the securities being issued. The provisions of Section 7(c) shall apply to any such registration statement.

         8. EXCHANGE AND REPLACEMENT OF WARRANT CERTIFICATES. Each Underwriters' Warrant Certificate is exchangeable without expense, upon the surrender thereof by the registered Holders at the principal executive office of the Company, for a new Underwriters' Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of shares of Common Stock and/or Warrants in such denominations as shall be designated by the Holders thereof at the time of such surrender. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Underwriters' Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Underwriters' Warrant Certificates, if mutilated, the Company will make and deliver a new Underwriters' Warrant Certificate of like tenor, in lieu thereof.

         9. ELIMINATION OF FRACTIONAL INTERESTS. The Company shall not be required to issue certificates representing fractions of shares of Common Stock upon the exercise of the Underwriters' Warrants, nor shall it be required to issue scrip or pay cash in lieu of fractional interests; provided, however, that if a Holder exercises all Underwriters' Warrants held of record by such Holder, the fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock.

         10. RESERVATION AND LISTING OF SECURITIES. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Underwriters' Warrants, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of Underwriters' Warrants and payment of the Purchase Price therefor, all the shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any stockholder. The Company further covenants and agrees that as long as the Underwriters' Warrants shall be outstanding, the Company shall use its best efforts to cause the Common Stock to be listed (subject to official notice of issuance) on all securities exchanges on which the Common Stock may then be listed or quoted.

         11. NOTICES TO UNDERWRITERS' WARRANT HOLDERS. Nothing contained in this Agreement shall be construed as conferring upon the Holders the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Underwriters' Warrants and their exercise, any of the following events shall occur:

              (a) the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

              (b) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

              (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed; then, in any one or more of said events, the Company shall give written notice of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend, or the issuance of any convertible or exchangeable securities, or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

         12. REDEMPTION OF WARRANTS. The Warrants are redeemable by the Company commencing on ______________, 1999 [the second anniversary of the date of the Prospectus relating to the Initial Public Offering] (or earlier with the consent of the Representative), in whole or in part, on not less than thirty
(30) days' prior written notice at a redemption price of $.10 per Warrant, provided the closing bid quotation of the Common Stock as reported on The Nasdaq SmallCap Market, if traded thereon, or if not traded thereon, the closing sale price if listed on a national securities exchange or the Nasdaq National Market (or other reporting system that provides last sale prices), has been at least $8.00 per share for a period of 20 consecutive trading days ending on the third day prior to the date on which the Company gives notice of redemption. Any redemption in part shall be made pro rata to all Warrant holders. The redemption notice shall be mailed to the holders of the Warrants at their respective addresses appearing in the Warrant register. Any such notice mailed in the manner provided herein shall be conclusively presumed to have been duly given in accordance with this Agreement whether or not the registered holder receives such notice. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption except as to a registered holder of a Warrant (i) to whom notice was not mailed or (ii) whose notice was defective. An affidavit of the Secretary or Assistant Secretary of the Company that notice of redemption has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein. Holders of the Warrants will have exercise rights until the close of business on the day immediately preceding the date fixed for redemption.

         13. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested:

              (a) If to the registered Holders of the Underwriters' Warrants, to the address of such Holders as shown on the books of the Company; or

              (b) If to the Company, to the address set forth in Section 3 hereof or to such other address as the Company may designate by notice to the Holders.

         14. SUPPLEMENTS AND AMENDMENTS. The Company and the Representative may from time to time supplement or amend this Agreement without the approval of any Holders of Underwriters' Warrant Certificates (other than the Representative) in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Representative may deem necessary or desirable and which the Company and the Representative deem shall not adversely affect the interests of the Holders of Underwriters' Warrant Certificates.

         15. SUCCESSORS. All the covenants and provisions of this Agreement shall be binding upon and inure to the benefit of the Company, the Representative, the Holders and their respective successors and assigns hereunder.

         16. TERMINATION. This Agreement shall terminate at the close of business on _____________, 2002. Notwithstanding the foregoing, the indemnification provisions of Section 7 shall survive such termination until the close of business on the expiration of any applicable statute of limitations.

         17. GOVERNING LAW: SUBMISSION TO JURISDICTION. This Agreement and each Underwriters' Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said state without giving effect to the rules of said state governing the conflicts of laws. The Company, the Representative and the Holders hereby agree that any action, proceeding or claim against it arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts of the State of New York or of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company, the Representative and the Holders hereby irrevocably waive any objection to such exclusive jurisdiction or inconvenient forum. Any such process or summons to be served upon any of the Company, the Representative and the Holders (at the option of the party bringing such action, proceeding or claim) may be served by transmitting a copy thereof, by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 12 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the party so served in any action, proceeding or claim.

         18. ENTIRE AGREEMENT; MODIFICATION. This Agreement (including the Underwriting Agreement, to the extent portions thereof are referred to herein) contains the entire understanding between the parties hereto with respect to the subject matter hereof and thereof. Subject to Section 14, this Agreement may not be modified or amended except by a writing duly signed by the Company and the Holders of a Majority of the Registrable Securities.

         19. SEVERABILITY. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

         20. CAPTIONS. The caption headings of the Sections of this Agreement are for convenience of reference only and are not intended, nor should they be construed as, a part of this Agreement and shall be given no substantive effect.

         21. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the Representative and any other registered Holders of the Underwriters' Warrant Certificates or Registrable Securities any legal or equitable right, remedy or claim under this Agreement, and this Agreement shall be for the sole and exclusive benefit of the Company and the Representative and any other Holders of the Underwriters' Warrant Certificates or Registrable Securities.

         22. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

         23. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Company, the Representative and their respective successors and assigns and the Holders from time to time of the Underwriters' Warrant Certificates.

              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                        MED-EMERG INTERNATIONAL, INC.


                        By:
                           ----------------------------
                             Carl Pahapill, President

                        NETWORK 1 FINANCIAL SECURITIES, INC.


                        By:
                           ----------------------------
                              Name:
                              Title:

                                      EXHIBIT A


                            MED-EMERG INTERNATIONAL, INC.

                                 WARRANT CERTIFICATE



THE SECURITIES ISSUABLE UPON EXERCISE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE WARRANT REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

                  EXERCISABLE COMMENCING______________, 1998 THROUGH
                 5:00 P.M., NEW YORK CITY TIME ON_____________, 2002

No. UW-1                                                        125,000 Warrants

         This Warrant Certificate certifies that _____________, or registered assigns, is the registered holder of 125,000 Warrants to purchase initially, at any time from _____________, 1998 until 5:00 p.m., New York City time on ____________, 2002 (the "Expiration Date"), 125,000 fully paid and non-assessable shares of Common Stock, no par value (the "Common Stock"), of Med-Emerg International, Inc., a corporation organized under the laws of the Province of Ontario, Canada (the "Company") at a purchase price of $6.38 per share and/or 125,000 Common Stock Purchase Warrants ("Warrants") of the Company at the purchase price of $.15 per Warrant, upon the surrender of this Warrant Certificate and payment of the applicable purchase price at an office or agency of the Company, but subject to the conditions set forth herein and in the warrant agreement dated as of _______________, 1997 (the "Warrant Agreement") between the Company and Network 1 Financial Securities, Inc. (the "Representative"). Payment of the applicable purchase price shall be made by certified or cashier's check or money order payable to the order of the Company.

    No Warrant may be exercised after 5:00 p.m., New York City time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void.

    The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement between the Company and the Representative, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

    The Warrant Agreement provides that upon the occurrence of certain events the respective Purchase Prices and the type and/or number of the Company's securities issuable upon the exercise of this Warrant, may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Purchase Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair, the rights of the holder as set forth in the Warrant Agreement.

    Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange as provided herein, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

    Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

    The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

    All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

         IN WITNESS WHEREOF, the undersigned has executed this certificate this ____ day of _____________________, 1997.


                                            MED-EMERG INTERNATIONAL, INC.



                                            By:
                                                --------------------------
                                            Carl Pahapill,  President



ATTEST:



By:
   ----------------------------
      Secretary

                             FORM OF ELECTION TO PURCHASE

The undersigned hereby irrevocably elects to exercise the right represented by this Warrant Certificate to purchase:

                             ___________shares of Common Stock

                             ___________Common Stock Purchase Warrants

and herewith tenders in payment for such securities a certified or cashier's check or money order payable to the order of Med-Emerg International, Inc. in
the amount of $                    , all in accordance with the terms hereof.
The undersigned requests that certificates for such securities be registered in the name of whose address is and that such certificates be delivered to whose address is
________________________________________________________.


Dated:
     ------------------------

                                  Signature
                                           -------------------------------

                                  (Signature must conform in all respects to the name of holder as specified on the face of the Warrant Certificate.)




                                       -----------------------------------
                                       (Insert Social Security or Other
                                       Identifying Number of Holder)

                                  FORM OF ASSIGNMENT

               (To be executed by the registered holder if such holder
                    desires to transfer the Warrant Certificate.)

             FOR VALUE RECEIVED hereby sells, assigns and transfers unto

                    (Please print name and address of transferee)



this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint his or its attorney-in-fact to transfer the within Warrant Certificate on the books of Med-Emerg International, Inc., with full power of substitution.

Dated:

                                       Signature
                                                ---------------------------

                                       (Signature must conform in all respects
                                       to the name of holder as specified on
                                       the face of the Warrant Certificate.)



                                       ------------------------------------
                                       (Insert Social Security or Other
                                       Identifying Number of Holder)

                                      EXHIBIT B


                            MED-EMERG INTERNATIONAL, INC.

                                 WARRANT CERTIFICATE



THE SECURITIES ISSUABLE UPON EXERCISE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE WARRANT REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

                  EXERCISABLE COMMENCING______________, 1998 THROUGH
                 5:00 P.M., NEW YORK CITY TIME ON_____________, 2002

No. UWW-1                                                       125,000 Warrants

    This Warrant Certificate certifies that _____________, or registered assigns, is the registered holder of 125,000 Warrants to purchase initially, at any time from _____________, 1998 until 5:00 p.m., New York City time on __________, 2002 (the "Expiration Date"), 125,000 fully paid and non-assessable shares of Common Stock, no par value (the "Common Stock"), of Med-Emerg International, Inc., a corporation organized under the laws of the Province of Ontario, Canada (the "Company") at a purchase price of $6.75 per share (the "Purchase Price"), upon the surrender of this Warrant Certificate and payment of the Purchase Price at an office or agency of the Company, but subject to the conditions set forth herein and in the warrant agreement dated as of _______________, 1997 (the "Warrant Agreement") between the Company and Network 1 Financial Securities, Inc. (the "Representative"). Payment of the Purchase Price shall be made by certified or cashier's check or money order payable to the order of the Company.

    No Warrant may be exercised after 5:00 p.m., New York City time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void.

    The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement between the Company and the Representative, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

    The Warrant Agreement provides that upon the occurrence of certain events the respective Purchase Prices and the type and/or number of the Company's securities issuable upon the exercise of this Warrant, may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Purchase Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair, the rights of the holder as set forth in the Warrant Agreement.

    Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange as provided herein, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

    Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

    The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

    Subject to the provisions of the Warrant Agreement, this Warrant may be redeemed at the option of the Company, at a redemption price of $.10 per Warrant, at any time commencing __________ ___, 1999 [the second anniversary of the date of the Prospectus] (or earlier with the consent of the Representative), provided that the closing bid quotation of the Common Stock as reported on The Nasdaq SmallCap Market, if traded thereon, or if not traded thereon, the closing sale price if listed on a national exchange or the Nasdaq National Market (or other reporting system that provides last sale prices), shall have been at least $8.00 per share for a period of 20 consecutive trading days ending three days prior to the date on which the Company gives notice of redemption, as provided herein. Notice of redemption shall be given by the Company no less than thirty days before the date fixed for redemption, all as provided in the Warrant Agreement. On and after the date fixed for redemption, the Registered Holder shall have no right with respect to this Warrant except to receive the $0.10 per Warrant upon surrender of this Certificate.

    All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

    IN WITNESS WHEREOF, the undersigned has executed this certificate this ____ day of _____________________, ______..


                                            MED-EMERG INTERNATIONAL, INC.



                                            By:
                                                ------------------------
                                                 Carl Pahapill,  President



ATTEST:



By:
   ------------------------------------------
      Secretary

                             FORM OF ELECTION TO PURCHASE

The undersigned hereby irrevocably elects to exercise the right represented by this Warrant Certificate to purchase _______ shares of Common Stock and herewith tenders in payment for such securities a certified or cashier's check or money order payable to the order of Med-Emerg International, Inc. in the amount of $
                , all in accordance with the terms hereof. The undersigned requests that certificates for such securities be registered in the name of whose address is and that such certificates be delivered to ___________________________________, whose address is
________________________________________________________.


Dated:
     ---------------------

                                  Signature
                                           ------------------------------

                                       (Signature must conform in all
                                       respects to the name of holder as
                                       specified on the face of the
                                       Warrant Certificate.)




                                       ----------------------------------
                                       (Insert Social Security or Other
                                       Identifying Number of Holder)

                                  FORM OF ASSIGNMENT

               (To be executed by the registered holder if such holder
                    desires to transfer the Warrant Certificate.)

             FOR VALUE RECEIVED hereby sells, assigns and transfers unto

                    (Please print name and address of transferee)



this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint his or its attorney-in-fact to transfer the within Warrant Certificate on the books of Med-Emerg International, Inc., with full power of substitution.

Dated:

                                       Signature
                                                -----------------------------

                                       (Signature must conform in all respects
                                       to the name of holder as specified on
                                       the face of the Warrant Certificate.)



                                       --------------------------------------
                                       (Insert Social Security or Other
                                       Identifying Number of Holder)